Exhibit 10.8
THE PAYMENT OF THIS NOTE AND THE RIGHTS OF THE HOLDER OF THIS NOTE ARE SUBORDINATED TO THE PAYMENT OF SENIOR INDEBTEDNESS (AS DEFINED HEREIN) AND THE RIGHTS OF EACH OF THE SENIOR LENDERS (AS DEFINED HEREIN) PURSUANT TO THE TERMS OF THE SUBORDINATION AGREEMENTS (AS DEFINED HEREIN).
CENTURY FOCUSED FUND III, L.P.

Subordinated Promissory Note
$2,091,998.00                                      May 11, 2017
In consideration of the covenants and agreements set forth in Section 5.11 of the Merger Agreement (as hereinafter defined), Provant Health Solutions, LLC, a Rhode Island limited liability company (the “Maker”), hereby promises to pay Century Focused Fund III, L.P., a Delaware limited partnership (the “Holder”), the principal sum of Two Million Ninety-One Thousand Nine Hundred Ninety-Eight Dollars and Zero Cents (the “Principal Amount”), with interest on the unpaid principal balance hereof at the rate set forth below. This Subordinated Promissory Note (this “Note”) is issued in accordance with, and is subject to the provisions of, the Agreement and Plan of Merger, dated March 7, 2017, by and among the Maker, the Holder, and the other parties thereto, as in effect from time to time (the “Merger Agreement”). Capitalized terms used but not defined herein shall have the meaning given to such terms in the Merger Agreement.
1.Maturity Date; Prepayment. The unpaid principal balance of this Note shall be paid in full, together with all accrued but unpaid interest thereon, on the five year anniversary of the date hereof or, if earlier, the date on which all senior indebtedness (the “Senior Indebtedness”) of the Maker to SWK and SCM (each individually, the “Senior Lender” and collectively, the “Senior Lenders”) is discharged, repaid, refinanced or otherwise satisfied (the “Maturity Date”), in each case subject to the terms of each Subordination Agreement. Subject to the terms of each Subordination Agreement, the Maker may prepay all or a portion of the unpaid principal amount of this Note, without premium or penalty. All optional prepayments shall be applied first to accrued and unpaid interest and then to unpaid principal.
2.    Interest. The interest rate applicable to amounts outstanding hereunder shall be 8.25% per annum. Interest hereon shall accrue daily and be paid in full at on the Maturity Date; provided that to the extent permitted under each Subordination Agreement a minimum amount of interest equal to the “Tax Distribution” shall be paid on or before March 31 of each year. Interest on this Note shall be computed based on a 365-day year and the actual number of days elapsed, and shall accrue from the date of issuance until repayment of the unpaid Principal Amount of this Note and the payment in full of all accrued interest thereon. From and after the earlier of the Maturity Date or an Event of Default, the unpaid Principal Amount shall bear interest at a rate of 15% per annum. As used herein, “Tax Distribution” means 40% of the accrued interest for the most recently completed calendar year.

3.    Subordination. The Holder, by accepting this Note, agrees that the payment of the Principal Amount of this Note, all interest thereon (including the Tax Distribution) and all other obligations of the Maker in respect of this Note (collectively, the “Subordinated Indebtedness”) is hereby expressly subordinated to the (i) Senior Indebtedness payable to SWK in accordance with the terms of the Subordination Agreement entered into on or about the date hereof by and among the Holder, the Maker and SWK and (ii) Senior Indebtedness payable to SCM in accordance with the terms of the Subordination Agreement entered into on or about the date hereof by and among the Holder, the Maker and SCM (each individually the “Subordination Agreement” and collectively, the “Subordination Agreements”).
4.    Merger Agreement. The Maker and the Holder acknowledge that this Note is being issued in connection with Section 5.11 of the Merger Agreement, and may be amended in accordance with the terms therein.
5.    Event of Default. The following shall constitute an “Event of Default”:
5.1.    Failure of Maker to pay any principal, interest or any other sum due hereunder, within ten (10) days of the date when it is due under this Note;
5.2.    Maker’s indebtedness for borrowed money is accelerated as a result of a default or breach of or under any agreement for such borrowed money, including but not limited to loan agreements with each Senior Lender, by which Maker is bound or obligated; or
5.3.    With respect to Maker, any assignment for the benefit of creditors of Maker, or appointment of a receiver, liquidator or trustee for Maker or for any of the property of Maker; insolvency of Maker; or the filing of any petition for the bankruptcy, reorganization or arrangement of Maker pursuant to the United States Bankruptcy Code or any similar federal or state statute, or the institution of any proceeding for the dissolution or liquidation of Maker, which in the case of any involuntary proceeding is not dismissed within sixty (60) days.
6.    Acceleration; Remedies. Should any Event of Default occur and be continuing, upon prior written notice from Holder to Maker and subject to the terms of each Subordination Agreement, Holder may declare immediately due and payable the entire unpaid balance of principal and interest and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Holder in this Note or otherwise available to Holder at law or in equity. In such case Holder may also recover all reasonable out-of-pocket costs of any lawsuit and other activities in connection therewith, together with reasonable attorneys’ fees.
7.    Waiver of Demand. Except as expressly set forth herein, the Maker hereby waives presentment, demand and protest, notice of demand, dishonor and nonpayment of this Note and all other demands and notices or demands of any kind (other than notice of intent to accelerate and/or notice of acceleration) in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Holder with respect to the time of payment or any other provision hereof.

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8.    Choice of Law. This Note is governed by the laws of the State of New York, without regard to the choice of law provisions thereof. Any proceeding arising out of or relating to this Note shall be brought exclusively in the state and federal courts located in the state of Delaware (the “Courts”). This provision may be filed with any of the Courts as written evidence of the knowing and voluntary irrevocable agreement between the parties to waive any objections to jurisdiction, to venue or to convenience of forum. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Courts in the event any dispute arises out of this Note, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any of the Courts, and (c) agrees that it will not bring any action relating to this Note in any court other than the Courts. Maker agrees that service of any process, summons, notice (including notice of default under this Note) or document by U.S. registered mail to the address for Maker set forth in the Merger Agreement.
9.    Notice. Any notice, delivery or communication delivered hereunder to the Maker or the Holder shall be in writing and made in accordance with the terms of the Merger Agreement.
10.    Captions. The captions of the sections of this Note are for convenience of reference only and in no way define, limit or affect the scope or substance of any section hereof.
11.    Amendment, Modification or Waiver. Subject to the terms of each Subordination Agreement, this Note shall be amended, modified or waived only by a written instrument signed by the Maker and the Holder. No delay or omission in exercising any right under this Note shall operate as a waiver of that or any other right. No waiver of any single breach or default shall be deemed a waiver of any other breach or default.
12.    Registered Note; Transfer and Exchange. This Note is in registered form and is transferable only by surrender hereof at the principal executive office of the Maker. The Maker may treat the Holder as the owner hereof for all purposes, and shall not be affected by any notice to the contrary. This Note may not be transferred or assigned without the prior written consent of the non-assigning party.
13.    Interest Rate Limitation. Notwithstanding anything to the contrary in this Note, the interest paid or agreed to be paid hereunder shall not exceed the maximum rate permitted under applicable law. If the Holder shall receive interest in an amount that exceeds such maximum rate, the excess amount shall be applied to the outstanding principal amount of this Note or, if it exceeds the unpaid principal amount, returned to the Maker.

[ Signature Page Follows. ]

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IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as an instrument under seal as of the date first above written.

Provant Health Solutions, LLC
By:     /s/ Henry E. Dubois
Name: Henry E. Dubois
Title: CEO

Agreed to and Acknowledged:

CENTURY FOCUSED FUND III, L.P.
By: CCP Focused III, LP, its general partner
By: CCP Focused III, LLC, its general partner
By:         /s/ Frank Bazos
Name: Frank Bazos
Title: Manager

[ Signature Page to Subordinated Promissory Note ]